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                                                                    EXHIBIT 10.1

                               TOLLING AGREEMENT

     WHEREAS, Symbol Technologies, Inc. ("Symbol") is the subject of a number of investigations and litigations regarding its accounting policies and practices;

     WHEREAS, Leonard Goldner ("Goldner") was General Counsel of Symbol from September 1990 to June 30, 2003; and

     WHEREAS, Symbol and Goldner believe they may have actual and/or potential claims, cross-claims and/or counterclaims against each other;

     NOW THEREFORE, Symbol and Goldner, in consideration of the mutual promises, covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, agree as follows:

     1. This Tolling Agreement shall be deemed effective as of February 1, 2004 (the "Effective Date"). The termination date (the "Termination Date") with respect to any party seeking to terminate this Tolling Agreement (the "Terminating Party") shall be the earlier of the following: (i) 30 days after the receipt by any other party of written notice from said Terminating Party that the provisions of this Tolling Agreement are terminated; or (ii) November 1, 2004. Either party may request an extension of the Tolling Agreement for one year beyond November 1, 2004 to November 1, 2005, by providing a writing indicating such desire to the other party. Such extension will be effective only if the other party so agrees in writing.

     2. While this Tolling Agreement is in effect, neither Symbol nor Goldner shall commence any action against the other or assert any cross-claim or counterclaim against the other in any litigations or any other action.

     3. The period between the Effective Date of this Tolling Agreement and the Termination Date shall not be included in connection with the calculation of the passage of time




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for the purposes of the application of any statute of limitations, laches or any other defense, claim or counterclaim based on the lapse of time in any suit, cross-claim or counterclaim brought by either Symbol or Goldner against the other, nor shall the period between the Effective Date of this Tolling Agreement and the Termination Date be included in determining the applicability of any defense asserted by either Symbol or Goldner to any claim, cross-claim or counterclaim asserted by the other.

      4. Nothing in this Tolling Agreement shall affect any defense available to either Symbol or Goldner as of the Effective Date of this Tolling Agreement, and this Tolling Agreement shall not be deemed to revive any claim that is already barred or give rise to any rights that did not exist as of the Effective Date of this Tolling Agreement. Nothing in this Tolling Agreement or in the circumstances that give rise to this Tolling Agreement shall be construed as an acknowledgement by either Symbol or Goldner that any claim has or has not been barred by the statute of limitations, laches, or other defense based on the lapse of time.

      5. This Tolling Agreement shall not operate as an admission of liability by either Symbol or Goldner, and neither Symbol nor Goldner acknowledges that the other has a valid claim against it. Symbol denies any liability to Goldner, and Goldner denies any liability to Symbol.

      6. This Tolling Agreement shall not be offered in evidence, used or referred to in any legal action or proceeding, except to enforce the terms of this Tolling Agreement or for the purpose of establishing, if the matter is contested, the provisions set forth herein.

      7. Any communication to Symbol in connection with this Tolling Agreement shall be addressed as follows and delivered by confirmed facsimile transmission with a copy sent by first class mail to:

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
          Peter Lieb, Esq.
          Symbol Technologies, Inc.
          Symbol Technologies - Corporate Headquarters
          One Symbol Plaza
          Holtsville, New York 11742-1300
          Tel: (631) 738-4765
          Fax: (631) 738-4127

          -and-

          Andrew J. Levander, Esq.
          Swidler Berlin Shereff Friedman, LLP
          The Chrysler Building
          405 Lexington Avenue, 11th Floor
          New York, New York 10174
          Tel.: (212) 973-0111
          Fax:  (212) 891-9598


     Any communication to Goldner in connection with this Tolling Agreement shall be addressed as follows and delivered by confirmed facsimile transmission with a copy sent by first class mail to:

          Leonard Goldner, Esq.
          48 Taylor Road
          Huntington Bay, New York 11743

          -and-

          Jim Walden, Esq.
          O'Melveny & Myers
          Citigroup Center
          153 East 53rd Street
          New York, NY 10022-4611
          Tel.: (212) 326-2064
          Fax:  (212) 326-2061

     Either Symbol or Goldner may, by written notice to the other, change the representative or the addresses to which communications should be sent.


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     8.  The provisions of this Tolling Agreement will be binding on the successors, executors and assigns of both Symbol and Goldner, including, but not limited to, any acquirer of the business or assets of Symbol.

     9. This Tolling Agreement contains the full and complete agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended except in a writing executed by representatives of both Symbol and Goldner.

     10. This Tolling Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to the application of its principles of conflicts of laws.

     11. In entering into this Tolling Agreement, the parties represent that each has been represented by counsel of his or its choice in the negotiation and drafting of this Tolling Agreement. Accordingly, this Tolling Agreement shall not be strictly construed against any party on the ground that the rules for the construction of contracts require resolution of any ambiguity against the party drafting the document. The parties further represent that the terms of this Tolling Agreement have been completely reviewed and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

     12. This Tolling Agreement may be executed in one or more counterparts, each of which shall be deemed an original but also which together shall constitute one and the same instrument.

DATED:  June 9, 2004

                                       /s/ Leonard Goldner
                                       --------------------------
                                       Leonard Goldner, Esq.



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


                                        /s/ Andrew J. Geist
                                        -----------------------------
                                        Andrew J. Geist

                                        O'Melveny & Meyers LLP
                                        Times Square Tower
                                        7 Times Square
                                        New York, NY 10036
                                        Attorneys for Leonard Goldner
                                        Tel: (212) 326-2207



                                      -5-

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                                    SYMBOL TECHNOLOGIES, INC.

                                    /S/ Peter Lieb
                                    ----------------------
                                        Peter Lieb


                                    Senior Vice President and General Counsel
                                    Symbol Technologies - Corporate Headquarters
                                    One Symbol Plaza
                                    Holtsville, New York 11742-1300
                                    Tel: (631) 738-2400


                                    SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                                    /S/ Andrew J. Levander
                                    ----------------------
                                        Andrew J. Levander


                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Tel: (212) 973-0111


                                    Attorneys for Symbol Technologies, Inc.


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